Exhibit 3.1

Bylaws as Amended and Restated as of ~~April 25, 1988~~January 23, 2007

LEGG MASON, INC.

BYLAWS

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the corporation in the State of Maryland shall be located ~~in the City of Baltimore~~at such place as the Board of Directors may designate.

Section 2. ADDITIONAL OFFICES. The corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings of stockholders shall be held at the principal office of the corporation or at such other place within the United States as shall be set by the Board of Directors and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the ~~Corporation~~ corporation shall be held at 10:00 a.m., on the ~~second~~ third Tuesday in July in each year, ~~beginning with the year 1984~~, or at such other date and time as may be fixed by the Board of Directors within such month. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held at the same time on the next succeeding business day.

Section 3. SPECIAL MEETINGS.(a) General. The chairman of the ~~Board~~ board~~of Directors~~, the chief executive officer, ~~or~~ the president or a majority of the Board of Directors may call special meetings of the stockholders. Special meetings of stockholders shall also be called by the secretary upon the written request of the holders of shares entitled to cast not less than ~~25%~~a majority of all the votes entitled to be cast at such meeting.

(b) Stockholder Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at the special meeting, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision ) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than 10 days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the secretary.

(2) In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the secretary. In addition, the Special Meeting Request (a) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) shall bear the date of signature of each stockholder (or such agent) signing the Special Meeting Request, (c) shall set forth the name and address, as they appear in the corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the corporation which are owned by each such stockholder, and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record, (d) shall be sent to the secretary by registered mail, return receipt requested, and (e) shall be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

(4) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the chairman of the board, chief executive officer, president or Board of Directors, whoever has called the meeting. In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder

Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal office of the corporation. In fixing a date for any special meeting, the chairman of the board, chief executive officer, president or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5) If written revocations of requests for the special meeting have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary, the secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The chairman of the board, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the corporation that the valid requests received by the secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.

~~Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The secretary shall inform stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting and, upon payment to the corporation by such stockholders of such costs, the secretary shall give notice to each stockholder entitled to notice of the meeting.stating the purpose or purposes of the meeting to all stockholders entitled to vote at such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months.~~

Section 4. NOTICE. Not less than ten nor more than 90 days before the date of every meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting ~~by statute~~, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose or purposes for which the meeting is called, either by mail, ~~or~~ by presenting it to ~~him~~ such stockholder personally, ~~or~~ by leaving it at ~~his~~ the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at ~~his post office~~ the stockholder’s address as it appears on the records of the corporation, with postage thereon prepaid.

Section 5. SCOPE OF NOTICE. No business shall be transacted at a special meeting of stockholders except ~~that~~ as specifically designated in the notice. Any business of the corporation may be transacted at the annual meeting of stockholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.

Section 6. ORGANIZATION AND CONDUCT. At every meeting of stockholders, the chairman of the board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the chairman of the board, one of the following officers present shall conduct the meeting in the order stated: the vice chairman of the board, if there be one, the chief executive officer, the president, the vice presidents in their order of rank and seniority or, in the absence of such director or officers, a chairman chosen by the stockholders present in person or by proxy which are entitled to cast a majority of the votes, shall act as chairman, and the secretary, or, in his or her absence, an assistant secretary, or in the absence of both the secretary and assistant secretary, a person appointed by the chairman of the meeting shall act as secretary and shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section ~~6~~7. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast thereat on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the corporation (the “Charter”) for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting ~~the stockholders entitled to vote thereat, present in person or by proxy,~~ shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting ~~until such quorum shall be present~~. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, ~~and at which a quorum is present at the time counted,~~ may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section ~~7~~8. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided by statute or by the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section ~~8~~9. PROXIES. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by ~~him~~the stockholder, either in person or by proxy executed ~~in writing~~ by the stockholder or by ~~his~~ the stockholder’s duly authorized ~~attorney in fact~~agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section ~~9~~10. VOTING OF ~~SHARES~~ STOCK BY CERTAIN HOLDERS. ~~Shares~~ Stock of the corporation registered~~standing~~ in the name of another corporation, limited liability company, partnership, trust or other entity, when entitled to be voted, may be voted by the president or vice president, a managing member, a general partner or trustee thereof, as the case may be, or by proxy appointed by ~~the president or a vice president of such other corporation~~any of the foregoing individuals, unless some other person who has been appointed to vote such ~~shares~~ stock pursuant to a bylaw or a resolution of the ~~Board of Directors~~governing body of such other corporation or other entity or agreement of the partners of a partnership presents a certified copy of such by~~-~~law, ~~or~~ resolution~~,~~ or agreement, in which case such person may vote such ~~shares~~stock. Any director or other fiduciary may vote ~~shares standing~~ stock registered in his or her name as such fiduciary, either in person or by proxy.

Shares of its own stock directly or indirectly owned by this corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, ~~but shares of its own stock~~unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

Section ~~10~~11. INSPECTORS. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. At any meeting of stockholders, the chairman of the meeting may, and upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. Such inspectors shall determine the number of shares outstanding and the voting power of each, ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, the existence of a quorum, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, report the results and ~~do~~ perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

Each report of an inspector shall be in writing and signed by ~~him~~ the inspector or by a majority of ~~them~~inspectors if there ~~be~~ is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section ~~11~~12. INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting (a) if a unanimous consent in writing or by electronic transmission, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the stockholders~~.~~ or (b) unless the Charter requires otherwise, by the holders of any class of stock, other than common stock entitled to vote generally in the election of directors, by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting if the corporation gives notice of the action to each holder of the class of stock not later than ten days after the effective time of the action.

Section ~~12~~13. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order, or any stockholder shall demand, that voting be by ballot.

Section 14. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a) Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the corporation who was a stockholder of record both at the time of giving of notice as provided for in this Section 14(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 14(a).

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 14, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 14 and shall be delivered to the secretary at the principal office of the corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; (iii) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person; (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 14(a), the name and address of such stockholder, as they appear on the corporation’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(3) Notwithstanding anything in this subsection (a) of this Section 14 to the contrary, in the event the Board of Directors increases or decreases the maximum or minimum number of directors in accordance with Article III, Section 2 of these Bylaws, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting, a stockholder’s notice required by this Section 14(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal office of the corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the corporation.

(4) For purposes of this Section 14, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 14 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 14. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (2) of Section 14(a) shall be delivered to the secretary at the principal office of the corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c) General. (1) If information submitted pursuant to this Section 14 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate to a material extent, such information may be deemed not to have been provided in accordance with this Section 14. Upon written request by the secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 14. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 14.

(2) Only such individuals who are nominated in accordance with this Section 14 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 14. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 14.

(3) For purposes of this Section 14, (a) the “date of mailing of the notice” shall mean the date the of the proxy statement for the solicitation of proxies for election of directors and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 14, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 14. Nothing in this Section 14 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the corporation to omit a proposal from, the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 15. TELEPHONE MEETINGS. The Board of Directors or chairman of the meeting may permit stockholders to participate in meetings of the stockholders by means of a conference telephone or other communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 16. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (“MGCL”) (or any successor stature) shall not apply to any acquisition by any person of shares of stock of the corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed under the direction of its Board of Directors. All powers of the corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, ~~or~~ by the ~~charter~~Charter or by these By~~-L~~laws ~~of the corporation~~.

Section 2. NUMBER, TENURE AND QUALIFICATIONS. ~~The number of directors of the corporation shall be not less than six nor more than 20.~~ At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than ~~six~~ the minimum number, if any, required by the MGCL, nor more than 20 and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. The Board of Directors shall classify the directors with respect to the time for which they shall severally hold office by dividing them into three classes as nearly equal in number as possible, and each director of the corporation shall hold office until his successor is elected and qualifies. ~~Beginning at the annual meeting of stockholders held in 1983, separate elections shall be held for the directors of each class, those of the first class to be elected for a term of one year, those of the second class to be elected for a term of two years, and those of the third class to be elected for a term of three years.~~ At each ~~succeeding~~ annual meeting of stockholders, the successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. At the annual meeting of stockholders concurrent with or next succeeding the occurrence of a vacancy in the Board of Directors, the stockholders shall elect a successor to fill such directorship for a term equal to the unexpired portion, if any, remaining with respect to the class of which such directorship is a part. Whenever the number of directors is changed, any increase or decrease in the number of directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this ~~bylaw~~ Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the ~~Board of Directors~~board, the chief executive officer,~~or~~ the president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 5. NOTICE. Notice of any special meeting of the Board of Directors ~~to be provided herein~~ shall be ~~given by written notice~~ delivered personally~~,~~ or by telephone, electronic mail, facsimile transmission, ~~telegraphed or~~ United States mail~~ed~~ or courier to each director at his or her business or residence address. Notice by personal delivery ~~Personally delivered~~, telephone, electronic mail or facsimile transmission ~~or telegraphic notices~~ shall be given at least twenty-four hours prior to the meeting. ~~With the consent of the majority of the directors, a shorter period of notice may be given.~~ Notice by United States mail shall be given at least ~~four~~ three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. With the consent of the majority of the directors, a shorter period of notice may be given. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent ~~he or she~~ is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the corporation by the director and receipt of a completed answer-back indicating receipt. ~~If mailed, such notice~~ Notice by United States mail shall be deemed to be given~~delivered~~ when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. ~~, i.e., notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company~~. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice, unless specifically required by statute or these By~~-L~~laws.

Section 6. QUORUM. A majority of the ~~Board of D~~directors then in office shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such ~~number of~~ directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group. ~~The quorum requirement may be reduced to not less than one-third of the directors, at any time or from time to time, by vote of the majority of the entire Board of Directors.~~

The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 7. VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable ~~statute~~law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 8. ORGANIZATION. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the corporation, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 9. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section ~~8~~10. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than the minimum number of directors required by law remain). Any vacancy occurring ~~in~~ on the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority vote of the remaining directors, although such majority is less than a quorum. Any vacancy occurring ~~in~~on the Board of Directors by reason of an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of stockholders and until his successor is elected and qualifies.

Section ~~9~~11. ~~INFORMAL ACTION~~WRITTEN CONSENT ~~BY DIRECTORS.~~ Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is ~~signed~~given by all of the directors and ~~such written consent~~ is filed with the minutes of the Board of Directors.

Section ~~10~~12. COMPENSATION. ~~Directors, as such, may receive a stated salary for their services and/or a fixed sum and expenses of attendance, if any, may be allowed to directors for attendance at each annual, regular or special meeting of the Board of Directors, or of any committee thereof. Such stated salary and/or attendance fee shall be determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.~~ Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year, per meeting or per visit to real property or other facilities owned or leased by the corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the corporation in any other capacity and receiving compensation therefor.

Section 13. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom monies or stock have been deposited.

Section 14. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 15. RELIANCE. Each director, officer, employee and agent of the corporation shall, in the performance of his or her duties with respect to the corporation, be fully justified and protected with regard to any act or failure to act in the reliance in good faith upon the books of account or other records of the corporation, upon an opinion of counsel or upon reports made to the corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the corporation, regardless of whether such counsel or expert may also be a director.

Section 16. CERTAIN RIGHTS OF DIRECTORS. The directors shall have no responsibility to devote their full time to the affairs of the corporation. Any director of the corporation, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the corporation.

Section ~~11~~17. REMOVAL OF DIRECTORS. The stockholders may, at any time, remove any director, with or without cause, by the affirmative vote of at least 70 percent of all the votes entitled to be cast on the matter, and may elect a successor to fill any resulting vacancy for the balance of the term of the removed director.

Section ~~12~~18. RESIGNATION. Any director may resign his office at any time. Such resignation shall be made in writing and shall take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.

Section ~~13~~19. RULES AND REGULATIONS. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the affairs of the corporation as they may deem proper and as are not inconsistent with the laws of the State of Maryland, ~~or~~ these ~~bylaws~~ Bylaws or the ~~charter~~Charter.

ARTICLE IV

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an ~~Executive Committee~~Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and other committees, composed of two or more directors, to serve at the pleasure of the Board of Directors.

Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.

Section ~~2~~3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. In the absence of any member of any such committee, the members thereof present at such meeting, whether or not they constitute a quorum, may appoint another member of the Board of Directors to act in the place of such absent member(s). Each committee shall keep minutes of its proceedings.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section ~~3~~5. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a ~~written~~ consent in writing or by electronic transmission to such action is ~~signed~~ given by all members of the committee ~~and such written consent~~ is filed with the minutes of proceedings of such committee.

~~Section 4. POWERS OF EXECUTIVE COMMITTEE. The Executive Committee shall have and may exercise any and all of the powers of the Board of Directors during the intervals between meetings of the Board of Directors~~ except ~~(i) the power to declare dividends or distributions on stock, (ii) the power to issue stock (except as provided in Section 5 of this Article IV), (iii) the power to recommend to the stockholders any action which requires stockholder approval, (iv) the power to amend the bylaws, (v) the power to approve any merger or share exchange which does not require stockholder approval and (vi) the power to change the membership of any committee (except as provided in Section 2 of this Article IV).~~

~~Section 6. STOCK ISSUANCE. A committee of the Board of Directors, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued including all terms and conditions required or authorized by the Board of Directors under Sections 2-203 and/or 2-208 of Title 2 of the Corporations and Associations Article of the Annotated Code of Maryland as the same may be amended from time to time.~~

Section 6. RULES OF PROCEDURE. A majority of the members of any committee may fix its rules of procedure. ~~All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.~~

Section 7. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

~~Section 1.~~ POWERS AND DUTIES. ~~The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such~~ meet~~ing, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is duly elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election or appointment of an officer or agent shall not of itself create contract rights -between the corporation and such officer or agent.~~

Section 1. GENERAL PROVISIONS. The officers of the corporation shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, a chief operating officer, one or more vice presidents, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more assistant secretaries and assistant treasurers or other officers. Each officer shall hold office at the pleasure of the board or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the corporation and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or agent appointed by the chief executive officer or president may be removed, with or without cause, by the chief executive officer or president whenever in his or her judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the chairman of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the corporation or the individual.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors ~~for the unexpired portion of the term~~.

Section 4. CHAIRMAN OF THE BOARD. The Board of Directors may designate a chairman of the board who shall be selected from among the directors. The chairman of the ~~Board~~ board ~~of Directors~~ shall be responsible for implementation of policies determined by the Board of Directors. The chairman of the board~~He~~ shall preside at all meetings of the stockholders and of the Board of Directors. ~~The chairman shall be selected from among the directors.~~ The chairman of the board~~He~~ may ~~sign~~ execute any deed, mortgage, bond, contract or other instrument ~~which the Board of Directors has authorized to be executed~~, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these ~~bylaws~~ Bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise ~~signed or~~ executed; and ~~in general~~ shall perform all duties incident to the office of chairman of the board and such other duties as may be prescribed by the Board of Directors from time to time. ~~The Chairman shall be ex officio a member of all committees, other than the Audit Committee and any committee that may from time to time be constituted to administer any option plan or other plan of the Corporation involving issuance of the Corporation's securities.~~

Section 5. VICE CHAIRMAN OF THE BOARD. The Board of Directors may designate a vice chairman of the board who ~~The vice chairman of the Board of Directors~~ shall, in the absence of the chairman of the ~~Board~~ board~~of Directors~~, preside at all meetings of the stockholders and of the Board of Directors ~~The vice chairman~~ and shall be selected from among the directors. He or she may ~~sign~~ execute any deed, mortgage, bond, contract or instrument

~~which the Board of Directors has authorized to be executed~~, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or these Bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise ~~signed or~~ executed; and shall perform such other duties incident to the office of vice chairman of the board and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. The chief executive officer shall have general responsibility for implementation of the policies of the corporation, as determined by the Board of Directors, and for the management of the business and affairs of the corporation. The chief executive officer shall supervise and control all of the day-to-day business affairs and operations of the corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise executed; and shall perform all other duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section ~~6~~7. PRESIDENT. In the absence of a designation of a chief executive officer, the president shall be the chief executive officer of the corporation and shall~~, in general,~~ supervise and control all of the business affairs of the corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. ~~The president shall supervise and control all of the day to day business affairs and operations of the corporation. The president shall be selected from among the directors. He~~ The president may ~~sign~~ execute any deed, mortgage, bond, contract or other instrument ~~which the Board of Directors has authorized to be executed,~~ except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these ~~bylaws~~ Bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise ~~signedor~~ executed; and ~~in general~~ shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. ~~The president shall be ex officio a member of all committees, other than the Audit Committee and any committee that may from time to time be constituted to administer any option plan or other plan of the Corporation involving issuance of the Corporation's securities. In the absence of the chairman or in the event of a vacancy in such office, the president shall perform the duties of chairman and when so acting shall have all the powers of the chairman except that the president shall preside at meetings of the stockholders and of the Board of Directors only in the absence of the chairman and the vice-chairman or in the 'event of vacancies in such offices.~~

Section 8. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors, the chief executive officer or the president.

Section 9. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors, the chief executive officer or the president.

~~Section 7. CHAIRMAN OF THE EXECUTIVE COMMITTEE. The chairman of the Executive Committee shall preside at meetings of the Executive Committee and shall perform such other duties as the Board of Directors may direct. The chairman of the Executive Committee shall be selected from among the directors.~~

Section ~~8~~10. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the chief executive officer or the president ~~or by the Board of Directors~~. One or more vice presidents may be designated as executive vice president, senior vice president or as vice president for a particular area of responsibility.

Section ~~9~~11. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, ~~and~~ the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these ~~bylaws~~ Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties as from time to time may be assigned to him or her by the Board of Directors, the chief executive officer or the president~~or by the Board of Directors~~.

Section ~~10~~12. TREASURER. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all ~~moneys~~monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the corporation.

If required by the Board of Directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

Section ~~11~~13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers~~, in general,~~ shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the Board of Directors, the chief executive officer or the president ~~or the Board of Directors~~. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful ~~discharge~~ performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors ~~shall determine~~.

~~Section 12. SUBSTITUTES. The Board of Directors may from time to time in the absence of any one of said officers, or at any other time, designate any other person or persons, on behalf of the corporation, to sign any contracts, deeds, notes, or other instruments in the place or stead of any of said officers, and may designate any person to fill any one of said offices, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of this corporation as fully as if executed by any regular officer.~~

Section ~~13~~14. ANNUAL REPORT. The ~~chairman of the Board of Directors~~ chief executive officer, the president or other executive officer of the corporation ~~designated by the Board of Directors~~ shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a statement of the results of operations for the preceding fiscal year, which shall be submitted at the annual meeting of the stockholders and filed within 20 days thereafter at the principal office of the corporation ~~in the State of Maryland~~.

Section ~~14~~15. SALARIES. The salaries and other compensation of the executive officers as defined in the Exchange Act shall be fixed from time to time by or pursuant to procedures approved by the Board of Directors or a committee of the Board of Directors and no executive officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

~~Section 15. RESIGNATION. Any officer may resign his office at any time. Such resignation shall be made in writing and shall take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.~~

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS ~~STOCK IN OTHER CORPORATIONS~~

Section 1. CONTRACTS. The Board of Directors may authorize any officer or ~~officers,~~ agent ~~or agents,~~ to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. If duly authorized or ratified by action of the Board of Directors and executed by an authorized person, any agreement, deed, mortgage, lease or other document shall be valid and binding upon the corporation.

Section 2. CHECKS ~~,~~AND DRAFTS~~, ETC~~. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or ~~officers,~~ agent ~~or agents~~ of the corporation ~~and~~ in such manner as shall from time to time be determined by ~~resolution of~~ the Board of Directors.

Section 3. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other ~~depositaries~~ depositories as the Board of Directors may ~~select~~designate.

~~Section 4. STOCK IN OTHER CORPORATIONS. Any stock in other corporations, which may from time to time be registered in the name of the corporation, if entitled to be voted, may be represented and voted at any meeting of stockholders of such other corporations by the chairman of the Board of Directors, the vice chairman of the Board of Directors, the president or any vice president or by proxy or proxies appointed by any such officer or otherwise pursuant to authorization thereunto given by a resolution of the Board of Directors adopted by a vote of a majority of the directors.~~

ARTICLE VII

SHARES OF STOCK

Section 1. CERTIFICATES OF STOCK. Except as otherwise provided in these Bylaws, this Section 1 shall not be interpreted to limit the authority of the Board of Directors to issue some or all of the shares of any or all of the classes or series of stock of the corporation without certificates. ~~Each~~ The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the corporation. Unless otherwise determined by the Board of Directors, each stockholder, upon written request to the secretary, shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock ~~owned~~ held by him or her in the corporation. ~~Each certificate~~In the event that the corporation issues shares of stock represented by certificates, such certificates shall be signed by the chairman of the board, the chief executive officer, the ~~or~~ president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the corporate seal. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the corporation shall, from time to time, issue several classes of stock, each class may have its own number and series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. ~~In case any officer who has signed any certificate ceases to be an officer of the corporation before the certificate is issued, the certificate may nevertheless be issued by the corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.~~ Each certificate representing stock which is restricted ~~or limited~~ as to its transferability or voting powers, which is preferred or limited as to its dividends or as to its ~~share~~ allocable portion of the assets upon liquidation or which is redeemable at the option of the corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of each class of stock and, if the corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the corporation may set forth upon the face or back of the certificate a statement that the corporation will furnish to any stockholder, upon request and without charge, a full statement of such information. In the event that the corporation issues shares of stock without certificates, the corporation shall provide to the record holders of such shares, for as long as the same is required by the MGCL, a written statement of the information required by the MGCL to be included on stock certificates. There shall be no difference in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 2. TRANSFERS OF STOCK. Subject to the provisions of the ~~charter~~Charter, any applicable agreement~~(~~s~~) and/~~or any requirements of law, upon surrender to the corporation or the transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The corporation shall be entitled to treat the holder of record of any share ~~or shares~~ of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 3. ~~LOST~~ REPLACEMENT CERTIFICATE. Any officer designated by ~~The~~ the Board of Directors may direct a new certificate to be issued in place of any certificate previously ~~theretofore~~ issued by the corporation alleged to have been stolen, lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing the issuance ~~such issue~~ of a new certificate, an officer designated by the Board of Directors may, in his or her ~~its~~ discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or his or her legal representative to advertise the same in such manner as he or she ~~it~~ shall require and/or to give bond, with sufficient surety, to the corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may fix, in advance, a ~~date as the~~ record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days, and in case of a meeting of stockholders not less than ten days, prior to the date on which the meeting or particular action requiring such determination~~s~~ of stockholders of record is to be held or taken.

In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting.

If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be ~~at~~ the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except ~~where~~ when (a) the determination has been made through the closing of the stock transfer books and the stated period of closing has expired or (b) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which cases, a new record date shall be determined as set forth herein. ~~determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the~~ Board of Directors, declaring the dividend or allotment of rights, is adopted.

Section 5. STOCK LEDGER. The corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the corporation, except that the Board of Directors may provide that for a specified period securities of the corporation issued in such unit may be transferred on the books of the corporation only in such unit.

ARTICLE VIII

FISCAL YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the corporation by a duly adopted resolution.

ARTICLE IX

~~DIVIDENDS~~ DISTRIBUTIONS

Section 1. ~~DECLARATION~~DISTRIBUTIONSAUTHORIZATION~~.~~ Dividends and other distributions upon the ~~capital~~ stock of the corporation, subject to the provisions~~, if any,~~ of law and the ~~charter~~ Charter~~of the corporation~~, may be ~~declared~~ authorized by the Board of Directors ~~at any meeting, pursuant to law~~. Dividends and other distributions may be paid in cash, property or ~~shares~~ stock of the corporation, subject to the provisions of law and of the ~~charter~~Charter.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any ~~funds~~ assets of the corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund ~~to meet~~for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the corporation or for such other purpose~~s~~ as the Board of Directors shall determine to be in the best interest of the corporation.~~, and the~~ The Board of Directors may modify or abolish any such reserve at any time ~~in the manner in which it was created~~.

ARTICLE X

SEAL

Section 1. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Incorporated Maryland". The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the corporation is permitted or required to place its corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word "(~~seal~~SEAL)" adjacent to the signature of the person authorized ~~officer~~to execute the document on behalf of the corporation.

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~~ARTICLE XI~~

~~STOCK LEDGER~~

~~The corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the names and addresses of all the stockholders and the number of shares of each class held by each stockholder.~~

ARTICLE XI~~I~~

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the ~~charter~~ Charter,~~or~~ these ~~bylaws~~ Bylaws ~~of the corporation~~ or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XII~~I~~

INDEMNIFICATION

To the maximum extent permitted by Maryland law in effect from time to time, the ~~Corporation~~corporation shall indemnify, and, without requiring a preliminary determination as to the ultimate entitlement of the individual to be indemnified, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former director or officer ~~or employee~~ of the ~~Corporation~~corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a director, officer or employee of the corporation, and at the request of the corporation, serves or has served another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, manager or officer of such corporation or as a partner or trustee of such partnership, joint venture, trust or employee benefit plan ~~at the request of the Corporationcorporation~~. The ~~Corporation~~corporation may, with the approval of ~~its~~ the Board of Directors, or any duly authorized committee thereof, provide such indemnification and advancement of expenses to a ~~Person~~ person who served a predecessor of the ~~Corporation~~corporation in any of the capacities described in (i) or (ii) above and to any agent of the ~~Corporation~~corporation or a predecessor of the ~~Corporation~~corporation. The indemnification and payment of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment of expenses may be or may become entitled to under any bylaw, regulation, insurance, agreement or otherwise.

Neither the amendment nor repeal of this ~~Section~~Article, nor the adoption or amendment of any other provision of the By~~-L~~laws or ~~charter~~ Charter ~~of the Corporation~~ inconsistent with this ~~Section~~Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE ~~XIV~~XIII

AMENDMENT OF BYLAWS

These ~~bylaws~~ Bylaws may be added to, amended, altered, repealed or suspended only by a majority of the entire Board of Directors at any regular meeting of the Board of Directors or at any special meeting called for that purpose.

The foregoing are certified as the Bylaws of the corporation as amended and adopted by the Board of Directors on ~~April 25, 1988~~January 23, 2007.

~~/s/ Charles A. Bacigalapo~~
~~Charles A. Bacigalapo, Secretary (Corporate Seal)~~

/s/ Robert F. Price	(Seal)
Robert F. Price Secretary